Exhibit 23.5



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated February 26, 1996, included and incorporated by reference in The May Department Stores Company's Form 10-K for the year ended February 3, 1996, and to all references to our firm included in the Registration Statement.



/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP



St. Louis, Missouri
   June 6, 1996